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                                 GERALD SHAPIRO
                              26 Harbor Park Drive
                            Port Washington, NY 11050

                                                              June 3, 1999

National Medical Health Card Systems, Inc.
26 Harbor Park Drive
Port Washington, New York 11050

Ladies and Gentlemen:

     This letter will confirm the understanding of each of the undersigned with respect to certain transactions referred to below which occurred effective as of July 1, 1997. Gerald Shapiro (the "Shareholder") acquired 383,534 common shares of National Medical Health Card Systems, Inc. (the "Company") in consideration of the following:

     (i) the surrender and cancellation by the Shareholder of an option dated February 14, 1995 to acquire 383,534 common shares of the Company at an exercise price of $.0782; and

     (ii) the execution and delivery by the Shareholder of a promissory note dated July 1, 1997, made payable to the order of the Company in original principal amount of $300,000; this will also confirm that the obligation to pay interest under such note is with full recourse against the Shareholder.

     Please acknowledge your agreement to the foregoing by signing this letter in the space provided below.

                                                              Very truly yours,


                                                              /s/ Gerald Shapiro
                                                              ------------------
                                                              Gerald Shapiro


READ AND AGREED

NATIONAL MEDICAL HEALTH
   CARD SYSTEMS, INC.



By: /s/ Marjorie O'Malley
-------------------------
    Marjorie O'Malley